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                                                                 EXHIBIT 10.27

                       STOCK PURCHASE AND SALE AGREEMENT

         ANTHONY N. PUMA, PUMA PRODUCTS, INC. & OAKHURST COMPANY, INC.

THIS STOCK PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of this 3rd day of June, 1997, by and among Anthony N. Puma, an individual, ("Puma"); Puma Products, Inc., a Texas corporation, (formerly known as LBI Corp.) ("PPI"); and Oakhurst Company Inc., a Delaware corporation, (formerly known as Oakhurst Capital, Inc.) ("Oakhurst"), which owns all of the outstanding capital stock of PPI. Puma, PPI and Oakhurst are each referred to in this Agreement as a "Party" and collectively as the "Parties."

1 BACKGROUND. As of October 20, 1994, Oakhurst, Puma and PPI entered into a Stock Purchase Agreement pursuant to which Oakhurst acquired all of the capital stock of PPI (the "October 1994 Purchase Agreement.") This Agreement contemplates transactions, among others, in which Oakhurst will sell to Puma, and Puma will purchase from Oakhurst all of the outstanding capital stock of PPI (the "PPI Shares") and PPI will purchase all of the outstanding capital stock of Oakhurst Trading Corp., a Texas corporation ("OTC"), (the "OTC Shares"); and the Parties will resolve all outstanding debts, and obligations between and among them.

2 THE CONSIDERATION. The consideration to be paid for the PPI Shares and the OTC Shares shall consist of the payments to be made hereunder, the documents to be executed and delivered by Puma, PPI and/or Oakhurst and the agreements, releases, representations, warranties, covenants and mutual promises herein, contained.

3 THE CLOSING. The consummation of the transactions contemplated by this Agreement (the "Closing") shall be deemed to be May 31, 1997 and is hereinafter referred to as the "Closing Date."

4 DELIVERIES AT THE CLOSING. At the Closing the following will take place:

       4.1 The PPI Shares and the OTC Shares. Oakhurst will deliver (a) to Puma a stock certificate or certificates representing the PPI Shares; (b) to PPI a stock certificate or certificates representing the OTC Shares in the case of each of (a) and (b), endorsed in blank or accompanied by duly executed assignment documents executed in blank; and (c) to Puma a check payable to him or his order in the amount of $50,000.

       4.2 $600,000 Promissory Note. Puma will deliver to Oakhurst that certain Amended and Restated Promissory Note dated February 1, 1996 in the original principal amount of $600,000 marked "Paid in Full."

       4.3 OTC Stock & Debt. Puma will deliver to Oakhurst a check payable to Oakhurst, or order, in the amount of $10.00, representing the purchase price of the OTC shares. Immediately after the Closing, Puma will cause OTC to pay the entire amount of the inter-company debt owed by OTC to Oakhurst in the amount of $170,095 by delivery to Oakhurst of certified or cashier's check payable to Oakhurst or order.

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       4.4    Change of OTC Name.  Within twenty-four hours after the Closing,
              Puma will cause OTC to change its name to one that does not contain the name "Oakhurst." Nothing in this Agreement shall be construed as an authorization to PPI or Puma to use the name "Oakhurst" for any purpose.

       4.5 Finova Debt. Puma will cause PPI to deliver to Oakhurst or its designee a cashier's or certified check payable to Finova Capital Corporation ("Finova"), or order, in the amount of $400,576.51, representing the outstanding balance due Finova Capital Corporation from PPI under that certain Loan and Security Agreement dated March 28, 1996 among Finova, Oakhurst, PPI and others.

       4.6 UCC Release Forms. Oakhurst will deliver to Puma UCC-3 forms executed by Finova relating to all liens imposed by Finova on the assets of PPI.

       4.7 Sub-Lease Amendment. Oakhurst and PPI will each execute and deliver to the other, and Puma will cause Anthony N. Puma #2 Ltd., a Texas Limited Partnership, to consent to, an amendment in substantially the form of Exhibit A to that certain Sub-Lease Agreement dated as of February 1, 1995 between Oakhurst and PPI relating to the premises occupied by Oakhurst at 1001 Santerre Drive, Grand Prairie, Texas.

       4.8 Assignment of Certain Intellectual Property Rights and Transfer of Stock. PPI will execute and deliver, and Oakhurst will cause Oakhurst Holdings, Inc., a wholly-owned subsidiary of Oakhurst ("OHI"), to execute and deliver that certain Assignment of Intellectual Property Rights and Transfer of Stock substantially in the form of Exhibit B pursuant to which OHI sells, assigns and transfers to PPI all of OHI's right, title and interest in and to the trade names "Puma Products, Inc." and "Puma Products," and in payment therefor, PPI assigns to OHI that certain stock certificate representing two hundred ninety (290) shares of OHI capital stock.

       4.9 Termination of Corporate Services Agreement. PPI will execute and deliver, and Oakhurst will cause Oakhurst Management Corporation, a wholly-owned subsidiary of Oakhurst, to execute and deliver that certain Corporate Services Termination Agreement in substantially the form of Exhibit C.

       4.10 Automobile Leases. Oakhurst, Puma and PPI shall execute and deliver the Automobile Assignment, Assumption and Guaranty Agreement in substantially the form of Exhibit D.

5      RE-SALE OF PPI.

       5.1 In the event that on or before 5:00 p.m. Central Time on the first anniversary of the Closing Date, substantially all of the outstanding capital stock, assets or business of PPI


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              are sold in an arm's length transaction for a Purchase Price (as defined below) that is in excess of one million dollars ($1,000,000), Puma shall pay to Oakhurst within thirty (30) days after the consummation of such sale, twelve and one-half percent (12.5%) of the difference between the Purchase Price and such one million dollars.

       5.2    For purposes of Section 5.1 -

              (a) The "Purchase Price" shall mean the consideration received by the seller of such capital stock, assets or business plus the indebtedness for money borrowed of PPI (a) that is on the books of PPI at the time of the sale, in the case of a sale of substantially all of the capital stock of PPI, or (b) that is assumed by the purchaser in the case of a sale of substantially all of the assets or business of PPI; and

              (b) Any consideration paid and any debt on the books of PPI or that is assumed by any purchaser that relates to the current business of OTC and that is included in any such sale shall not be counted as part of the Purchase Price.

       5.3 Any transfer by Puma to an entity with which he is affiliated or any sale that is not an arm's length transaction shall not be considered a sale for purposes of this Section 5. In addition, any series of related or similar transactions by which all or substantially all of the capital stock, assets or business of PPI are sold shall all be deemed to have been consummated on the date the first of such transactions is consummated.

6      CERTAIN RELEASES.

       6.1 Oakhurst Debt. By the execution hereof, PPI hereby releases Oakhurst from and against any and all amounts owing from Oakhurst to PPI on the Closing Date.

       6.2 October 1994 Purchase Agreement. Each of Puma, Oakhurst and PPI by the execution hereof hereby releases, remises, acquits and forever discharges each other Party and each of the other Party's heirs, administrators, personal representatives, successors and assigns, of and from any and all claims, demands, losses, damages, actions or causes of action, known or unknown, now existing or hereafter existing, relating to, or arising out of the October 1994 Purchase Agreement, it being the intent of the parties that neither Oakhurst, PPI nor Puma shall have any obligation to the other arising out of the October 1994 Purchase Agreement after the Closing.

       6.3 The Operations of PPI. Except to the extent expressly otherwise provided for in this Agreement, by the execution hereof each of Puma and PPI on the one hand, and Oakhurst on the other hand hereby releases, remises, acquits and forever discharges the other and each of the other's consultants, officers and directors acting in any capacity for Oakhurst, for PPI or for both, and the other's heirs, administrators, personal representatives, successors and assigns, of and from any and all claims, demands,



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              losses, damages, actions or causes of action, known or unknown, now existing or hereafter existing, relating to, or arising out of the business and operations of PPI on and prior to the Closing Date.

       6.4 Each Party represents and warrants to each other Party that such Party has not assigned and will not assign any claim released herein.

       6.5 Nothing in this Section 6 shall be construed as (a) an admission of any kind or nature for any purpose by any Party to this Agreement; (b) a waiver by any Party of any right of such Party arising under this Agreement; or (c) the release or waiver by PPI of any amounts owed to it by a subsidiary of Oakhurst, or the release or waiver by any subsidiary of Oakhurst of any amounts owed to it by PPI.

7 COVENANTS. The Parties agree as follows with respect to the period following the Closing.

       7.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party.

       7.2 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand of a person or entity that is not a Party hereto in connection with (a) any transaction contemplated under this Agreement, or (b) any fact, situation, circumstance, status, or condition existing on or prior to the Closing Date involving PPI, each of the other Parties will cooperate with him or it and his or its counsel in such contest or defense, make available personnel, and provide such testimony and access to books and records as shall be reasonably necessary in connection with such contest or defense. The contesting or defending Party shall reimburse to the other Party or Parties the out-of-pocket expenses (but not the overhead type expenses) incurred in rendering such cooperation unless the contesting or defending Party is entitled to indemnification therefor hereunder.

       7.3 Confidentiality. Each Party will treat and hold in confidence the confidential information of the other Party, except such information as becomes generally available to the public without a breach of this Section 7.3 by such Party or as is received from a person or entity who is not a party to this Agreement without a restriction as to its disclosure.

       7.4    Taxes.   Oakhurst will pay all taxes that become due after the
              Closing Date that relate to the operations and business of PPI prior to the Closing Date, and Puma will pay all


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              taxes that become due after the Closing Date that relate to the operations and business of PPI on and subsequent to the Closing Date. For purposes of ensuring compliance with this covenant, each Party shall have reasonable access to the relevant books and records of the other Party.

       7.5 Insurance. Effective on the Closing, Oakhurst shall cancel all insurance coverage relating to PPI or Puma that were carried under Oakhurst's master policy, and the refund of any premiums as a result of such cancellations shall be remitted by Oakhurst to PPI to the extent that the refunded premiums had been charged to PPI prior to the Closing Date. It shall be the responsibility of Puma and/or PPI to arrange for such insurance coverage as they may determine for the period from and after the Closing Date.

       7.6 401(k) Plan. PPI's 401(k) Plan is operated as a separate plan under a single Oakhurst Plan Identification Number. Oakhurst will cause the plan document to be amended to separate the Puma 401(k) Plan from that of Oakhurst and its other subsidiaries.
              PPI will cooperate with Oakhurst in achieving such separation and will reimburse to Oakhurst the actual out-of-pocket costs incurred by Oakhurst after the Closing Date for (a) per-participant administration charges billed to Oakhurst by the plan administrator, and (b) reasonable legal fees, if any, incurred by Oakhurst in amending the plan document and otherwise implementing this Section 7.6. Notwithstanding the foregoing, such out-of-pocket expenses shall not exceed $1,000 in the aggregate.

       7.7 PPI Losses. The Parties recognize that Oakhurst files its tax returns on a consolidated basis and will do so as well for the 1996 tax year. The Parties also agree that for the 1996 tax year and for the duration of the 1997 tax year prior to the Closing Date, PPI has lost money. Subject to the requirements of the Internal Revenue Code for consolidated tax returns, to the extent that the losses of PPI are available for use by PPI after the Closing Oakhurst will not interfere with PPI's use thereof.

8 REPRESENTATIONS AND WARRANTIES OF OAKHURST. Oakhurst represents and warrants to Puma that the statements contained in this Section 8 are correct and complete as of the date hereof (except as otherwise noted) and will be correct and complete at the Closing Date.

       8.1 Organization of Oakhurst. Oakhurst is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

       8.2 Authorization of Transaction. Oakhurst has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Oakhurst, enforceable in accordance with its terms and conditions. Oakhurst need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or

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              governmental agency in order to consummate the transactions contemplated by this Agreement other than those already given, made or obtained as of the date hereof.

       8.3 PPI Shares& OTC Shares. At the Closing Date, Oakhurst will hold of record and own beneficially all of the PPI Shares and the OTC Shares free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933 and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The entire authorized capital stock of PPI consists of 10,000 shares, no par value, of which 1,000 shares are issued and outstanding, and the entire authorized capital stock of OTC consists of 1,000 shares, of which 1,000 shares are issued and outstanding. No shares of either PPI or OTC are held in treasury. All of the issued and outstanding shares of PPI and of OTC have been duly authorized, are validly issued, fully paid, and non-assessable. Except as provided for in this Agreement, in the case of the Puma Shares since the acquisition by Oakhurst of the PPI Shares in October 1994 and in the case of OTC since its incorporation (a) no options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require either of such companies to issue, sell, or otherwise cause to become outstanding any of its capital stock have been created, and (b) no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of either company have been entered into.

       8.4 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Oakhurst is subject or any provision of its charter or bylaws.

       8.5 Brokers' Fees. Oakhurst has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Puma or PPI could become liable or obligated.

       8.6 Taxes. Oakhurst has paid all taxes that were due on or before the Closing Date and that are payable with respect to PPI.

       8.7 Operation of the Business of PPI. The Parties note that Mr. Puma has been a senior executive of PPI since its acquisition by Oakhurst in October 1994 and has been a director of Oakhurst since August 1995. Other than those matters that Puma (a) is aware of, (b) carried out, or (iii) that he caused to be carried out, and other than this Agreement, to the actual knowledge of the other directors of Oakhurst, since February 28, 1997, the date of the most recent consolidated financial statements of Oakhurst and its subsidiaries, no material transaction has been entered into by PPI, or has occurred

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              with respect to PPI that is not in the ordinary course of PPI's business and consistent with its past practice.

9 REPRESENTATIONS AND WARRANTIES OF PUMA. Puma represents and warrants to Oakhurst that the statements contained in this Section 9 are correct and complete as of the date hereof (except as otherwise noted) and will be correct and complete at the Closing Date.

       9.1 Authorization and Financing of Transaction. Puma has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder and has the financial resources necessary to make the payments to Oakhurst provided for herein. This Agreement constitutes his valid and legally binding obligation, enforceable in accordance with its terms and conditions. Puma need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Person, government or governmental agency in order to consummate the transactions contemplated by this Agreement.

       9.2 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Puma is subject.

       9.3 Brokers' Fees. Puma has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Oakhurst could become liable or obligated.

       9.4 Oakhurst. Puma has not taken any action to pledge or attempt to pledge the credit of Oakhurst or to otherwise incur any liability for or on behalf of Oakhurst.

10 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Representations and warranties of Puma and Oakhurst shall survive the Closing hereunder (even if the other Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and shall continue in full force and effect for a period of two (2) years after the Closing Date except for any representation or warranty regarding taxes, which shall survive the Closing Date for the applicable statute of limitations. Notwithstanding the foregoing, the agreements of the Parties shall survive without limitation if they are to be performed after the Closing Date.

11     INDEMNIFICATION PROVISIONS.

       11.1 Each Party. Each Party hereby agrees to indemnify the other Party from and against any claim released in this Agreement by such Party as well as from any right or demand that may now or hereafter be asserted by such Party or by any person or entity claiming through such Party in connection with any claim released by such Party.


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       11.2   Indemnification For the Benefit of Oakhurst.  In the event that
              Puma or PPI breaches this Agreement or Puma breaches any of his representations, warranties or covenants contained herein, and provided that Oakhurst makes a written claim for indemnification against Puma or PPI, or both, then each of Puma and PPI agrees to indemnify Oakhurst from and against the entirety of any Adverse Consequences that Oakhurst may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Oakhurst may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by such breach. Puma also agrees to indemnify Oakhurst from and against the entirety of any Adverse Consequences Oakhurst may suffer resulting from, arising out of, relating to, in the nature of, or caused by the conduct by Puma of the business of PPI after the Closing Date.

       11.3 Indemnification For the Benefit of Puma. In the event that Oakhurst breaches this Agreement or any of its representations, warranties and covenants contained herein, and provided that Puma makes a written claim for indemnification against Oakhurst, then Oakhurst agrees to indemnify Puma from and against the entirety of any Adverse Consequences Puma may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach.

       11.4 Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of this Agreement or of any representation, warranty, or covenant contained herein. Puma hereby agrees that he will not make any claim for indemnification against Oakhurst by reason of the fact that he has been and may continue to be a director, officer, and employee of PPI or any subsidiary thereof.

       11.5 The term "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

       11.6 All claims for indemnity arising out of a breach of a representation or warranty shall be made within the survival period set forth in Section 10, above.

12     MISCELLANEOUS.

       12.1 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Oakhurst and Puma; provided,


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              however, that Oakhurst may make any public disclosure that it believes in good faith is required by applicable law or by any listing or trading agreement concerning its publicly-traded securities (in which case Oakhurst will advise Puma thereof prior to making the disclosure).

       12.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

       12.3 Entire Agreement. This Agreement (including the Exhibits referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

       12.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Oakhurst and Puma.

       12.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

       12.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

       12.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing and will be deemed given to a Party either (a) when hand delivered to such Party or
              (b) when deposited with a courier service with instructions to provide next-business-day delivery and proof of delivery to such Party, if to Puma at his last residence address on the books of PPI prior to the Closing Date; if to Oakhurst at its headquarters address attention of the President; and if to PPI, at its headquarters address, attention of the President. Any Party may change his or its own address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

       12.8 The words "herein," "hereof," "hereunder," "hereby," "herewith" and words of similar import when used in this Agreement shall be construed to refer to this Agreement as a whole. The word "including" shall mean including, but not limited to any enumerated items.


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       12.9   Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

       12.10 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Oakhurst, PPI and Puma. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

       12.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Notwithstanding the foregoing, however, no provision shall be severed if it is clearly apparent under the circumstances that the Parties would not have entered into this Agreement without such provision.

       12.12 Expenses. Each of Oakhurst and Puma will bear its or his own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

       12.13 Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

13 ARBITRATION. Except as otherwise provided below, this Agreement and any controversy, claim or dispute between the Parties directly or indirectly concerning this Agreement or the breach hereof or the subject matter hereof, including questions concerning the scope and applicability of this Section 13 shall be finally settled by arbitration held in Dallas, Texas in accordance with the provisions of this Section 13 and the rules of commercial arbitration then followed by the American Arbitration Association or any successor to the functions thereof.

       13.1 The Party shall choose the arbitrators in accordance with the rules of commercial arbitration then followed by the American Arbitration Association or any successor to the functions thereof.

       13.2 A majority of the arbitrators shall have the right and authority to determine how their decision or determination as to each issue or matter in dispute may be implemented or


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              enforced.  Notwithstanding anything herein to the contrary, no arbitrator in any such proceeding shall have authority or power to (a) modify or alter any express condition or provision hereof by an award or otherwise; (b) award punitive or exemplary damages for or against any Party to any such proceeding; or (c) award any damages expressly excluded under this Agreement. Any decision or award of a majority of the arbitrators shall be final and conclusive on the Parties to this Agreement, and there shall be no appeal therefrom other than for fraud or willful misconduct.

       13.3 The Parties hereto agree that an action to compel arbitration pursuant to this Agreement may be brought in the appropriate court of the State of Texas. Application may also be made to such court for confirmation of any decision or award of a majority of the arbitrators, for an order of enforcement and for any other remedies which may be necessary to effectuate such decision or award. The Parties hereto hereby consent to the jurisdiction of the arbitrators and of such court and waive any objection to the jurisdiction of such arbitrators and court.

       13.4 Notwithstanding anything contained herein to the contrary, the Parties hereby agree that this Section 13 shall not apply to any action brought by a Party in connection with a claim for injunction or other equitable relief.

       13.5 Each of the Parties to any controversy, claim or dispute subject to arbitration under the terms of this Section 13 shall pay fees and expenses in accordance with any decision or award of a majority of the arbitrators thereunder.

             THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK.
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                                   Stock Purchase and Sale Agreement - continued
--------------------------------------------------------------------------------




IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


OAKHURST COMPANY, INC.                 PUMA PRODUCTS, INC.


By:     /s/ Robert M. Davies           By:      /s/ Anthony N. Puma
       --------------------------         --------------------------------------
       Robert M. Davies                Anthony N. Puma
       Chairman & President            Chairman


                                                /s/ Anthony N. Puma
                                       --------------------------------------
                                       Anthony N. Puma
                                       (an Individual)
--------------------------------------------------------------------------------
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                                   Stock Purchase and Sale Agreement - continued
--------------------------------------------------------------------------------




                                                                       EXHIBIT A
                         SUB-LEASE AMENDMENT AGREEMENT

THIS SUB-LEASE AMENDMENT AGREEMENT (this "Agreement") is entered into as of this 3rd day of June, 1997, by and between Puma Products, Inc., a Texas corporation, (formerly known as LBI Corp.) ("PPI"), and Oakhurst Company Inc., a Delaware corporation, (formerly known as Oakhurst Capital, Inc.) ("Oakhurst").

1 BACKGROUND. Oakhurst and Puma entered into a Sub-Lease Agreement dated February 1, 1995 relating to approximately nine hundred square feet of office space situated at 1001 Santerre Drive, Grand Prairie, Texas (the "Sub-lease"). The parties now wish to amend the Sub-lease.

2 CONSIDERATION. The parties are entering into this Agreement for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

3 AMENDMENT. Sub-section (a) of Section 2.01 of the Sublease is hereby amended in its entirety to read as follows:

       "(a) This Sub-lease shall terminate at such time as the Main Lease shall terminate for whatever reason. In addition, this Sublease may be terminated as follows:

              (i) Puma may terminate this Sub-lease effective ninety (90) days after giving written notice of termination to Oakhurst; and

              (ii)   Oakhurst may terminate this Sub-lease effective ninety
                     (90) days after giving written notice of termination to Puma.

4 It is acknowledged and agreed that each of PPI and Oakhurst has performed all of the obligations to be performed by it prior to the date hereof under the Sublease, including, but not limited to the reimbursement to PPI by Oakhurst of the actual expenses of remodeling the subleased premises as provided for in Section 2.02 of the Sub-lease.

5      In all other respects, the Sub-lease shall remain as originally written.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.



OAKHURST COMPANY, INC.                     PUMA PRODUCTS, INC.


By:     /s/ Robert M. Davies               By:    /s/ Anthony N. Puma
   ------------------------------              ---------------------------------
   Robert M. Davies                        Anthony N. Puma
   Chairman & President                    Chairman

--------------------------------------------------------------------------------

The foregoing amendment to the Sub-Lease Agreement dated February 1, 1995 is hereby consented to as of the date of such amendment:


ANTHONY N. PUMA #2 LTD., A TEXAS LIMITED PARTNERSHIP
("Landlord")




By: /s/ ANTHONY N. PUMA
    ------------------------------------
    Anthony N. Puma
    General Partner



--------------------------------------------------------------------------------

                                                                       EXHIBIT B

        ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS AND TRANSFER OF STOCK


THIS ASSIGNMENT OF INTELLECTUAL PROPERTY AND TRANSFER OF STOCK is made as of the 3rd day of June 1997 by and among Oakhurst Holdings, Inc., a Delaware corporation, ("OHI") and Puma Products, Inc., a Texas corporation, (formerly known as LBI Corp.) ("PPI") in connection with that certain Stock Purchase and Sale Agreement between OHI's parent, Oakhurst Company, Inc., PPI and Anthony N. Puma dated as of June 3, 1997.

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged C

1 OHI hereby sells, assigns and transfers to PPI all of OHI's right, title and interest in and to the trade names "Puma Products, Inc." and "Puma Products" (the "Trade Names.")

2 PPI hereby sells, assigns and transfers to OHI that certain stock certificate representing two hundred ninety (290) shares of OHI capital stock and delivers the same to OHI endorsed in blank or accompanied by an assignment thereof executed in blank.

3 The parties hereby cancel that certain license agreement between them relating to the Trade Names dated August 16, 1995.



OAKHURST HOLDINGS, INC.                PUMA PRODUCTS, INC.



By: /s/ Maarten D. Hemsley             By:     /s/ Anthony N. Puma
    --------------------------------        --------------------------------
    Maarten D. Hemsley                      Anthony N. Puma
    President                               Chairman


--------------------------------------------------------------------------------
                                                                   Page 15 of 18
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                                   Stock Purchase and Sale Agreement - continued
--------------------------------------------------------------------------------



                                                                       EXHIBIT C
                    CORPORATE SERVICES TERMINATION AGREEMENT

             PUMA PRODUCTS, INC. -- OAKHURST MANAGEMENT CORPORATION

THIS CORPORATE SERVICES TERMINATION AGREEMENT (this "Agreement") is made effective as of the 3rd day of June 1997, by and between PUMA PRODUCTS, INC. and OAKHURST MANAGEMENT CORPORATION.

In consideration of the covenants of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1 Effective on the date hereof, the parties hereby agree to the termination of the Corporate Services Agreement dated as of March 27, 1995 between them (the "Services Agreement.")

2 The Company acknowledges receipt in full of all amounts owing to it under the Services Agreement through the date hereof.

3 By the execution hereof, each party hereby releases, remises, acquits and forever discharges the other party and the other party's officers, directors, shareholders, heirs, administrators, personal representatives, successors and assigns, of and from any and all claims, demands, losses, damages, actions or causes of action, known or unknown, now existing or hereafter existing, relating to, or arising out of the Services Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date and year first above written.



OAKHURST MANAGEMENT CORPORATION                   PUMA PRODUCTS, INC.



By:    /s/ Maarten D. Hemsley                     By:    /s/ Anthony N. Puma
     ------------------------                         ----------------------
     Maarten D. Hemsley                               Anthony N. Puma
     President                                        Chairman



--------------------------------------------------------------------------------
                                                                   Page 16 of 18
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                                   Stock Purchase and Sale Agreement - continued
--------------------------------------------------------------------------------



                                                                       EXHIBIT D
            AUTOMOBILE ASSIGNMENT, ASSUMPTION AND GUARANTY AGREEMENT

THIS AUTOMOBILE ASSIGNMENT, ASSUMPTION AND GUARANTY AGREEMENT (this "Agreement") is entered into as of this 3rd day of June, 1997, by and between Anthony N. Puma ("Puma") and Puma Products, Inc., a Texas corporation, (formerly known as LBI Corp.) ("PPI"), on the one hand, and Oakhurst Company Inc., a Delaware corporation, (formerly known as Oakhurst Capital, Inc.) ("Oakhurst") on the other hand.

1 BACKGROUND. Oakhurst is the "Lessee" under that certain automobile lease between Banc One Texas Leasing Corporation (as assignee) and Oakhurst dated December 15, 1994 relating to the lease of a 1995 Lexus automobile, Model SC400, that is currently being used by Puma (the "Lexus Lease") and is also "Lessee" under that certain automobile lease between Oakhurst and ARD/Industrial Power Inc. dated September 18, 1995 (subsequently assigned to General Motors Acceptance Corporation) relating to a 1997 Isuzu Van presently used by PPI (the "Isuzu Lease") (collectively, the "Leases.") In connection with the sale by Oakhurst of the capital stock of PPI to Puma, the parties wish to provide for the transfer of the Leases and the obligations of the "Lessee," as defined therein, to PPI and the guaranty thereof by Puma.

2 CONSIDERATION. The parties are entering into this Agreement for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

3 ASSIGNMENT. Oakhurst, PPI and Puma will use commercially reasonable efforts to obtain the consent of each lessor under the Leases to the complete assignment thereof to PPI and the termination of Oakhurst's obligations thereunder.

4 ASSUMPTION. Whether or not either or both of the assignments referred to in Section 3, above, are obtained by the parties, from and after the date hereof, PPI hereby agrees to assume and to perform in a complete and timely manner any and all of Oakhurst's obligations under each of the Lexus Lease and the Isuzu Lease.

5      GUARANTY.

       5.1 Puma hereby guarantees the due, prompt and complete performance by PPI of the obligations of the Lessee under each of the Lexus Lease and the Isuzu Lease. It shall not be a pre-condition to the enforcement by Oakhurst of Puma's guaranty obligations hereunder to have first instituted any proceeding against PPI, or to have pursued any other remedy that it may have against PPI for failure to perform its obligations under either or both of the Leases, it being understood and agreed that the guaranty by Puma hereunder is a guaranty of payment, not of collection, and is in no way conditional or contingent.

       5.2 The foregoing guaranty by Puma shall remain in full force and effect with respect to each of the Lexus Lease and the Isuzu Lease until such time, if at all, as Oakhurst has no further liability under such lease.


--------------------------------------------------------------------------------
                                                                   Page 17 of 18
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                                   Stock Purchase and Sale Agreement - continued
--------------------------------------------------------------------------------



       5.3 The foregoing guaranty obligations of Puma shall not be impaired by the insolvency, bankruptcy, reorganization or any similar proceedings affecting PPI.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


OAKHURST COMPANY, INC.                     PUMA PRODUCTS, INC.



By:     /s/ Robert M. Davies               By:          /s/ Anthony N. Puma
       -------------------------                -------------------------------
       Robert M. Davies                    Anthony N. Puma
       Chairman & President                Chairman


                                                 /s/ Anthony N. Puma
                                           ------------------------------------
                                           Anthony N. Puma
                                           (an Individual)


--------------------------------------------------------------------------------
                                                                   Page 18 of 18